Exhibit 99.1
FOR IMMEDIATE RELEASE
Berry Global Group, Inc. Announces Proposed Offering of First Priority Senior Secured Notes and Second Priority Senior Secured Notes
EVANSVILLE, Ind.-- May 15, 2019-- Berry Global Group, Inc. (NYSE:BERY) (“Berry”) announced today that its indirect, wholly-owned subsidiary, Berry Global Escrow Corporation (the “Issuer”), plans to issue $2,000,000,000 of first priority senior secured notes due 2026 (the “First Priority Notes”) and $1,000,000,000 of second priority senior secured notes due 2027 (the “Second Priority Notes” and together with the First Priority Notes, the “Notes”).
The proceeds from the offering are intended to be used to fund a portion of the cash consideration due in respect of the previously announced acquisition of all of the equity of RPC Group Plc, a public limited company incorporated in England and Wales (“RPC” and such acquisition, the “RPC Acquisition”), to repay certain existing debt of RPC and its subsidiaries, to prepay an existing Berry term loan and to pay related fees and expenses. Unless the RPC Acquisition is consummated concurrently with the closing of the offering, all proceeds of the offering will be deposited into two segregated escrow accounts, one containing the proceeds from the First Priority Notes, and the other, the proceeds from the Second Priority Notes, each together with any additional amounts necessary to redeem the Notes, until the obligations of the Issuer under the Notes are assumed by Berry Global, Inc. (“BGI”), a direct and wholly owned subsidiary of Berry, and certain other conditions are satisfied in connection with the consummation of the RPC Acquisition. Amounts held in the escrow accounts will be pledged for the benefit of the applicable holders of the Notes, pending the release of such funds in connection with the consummation of the RPC Acquisition.
The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.
About Berry Global
Berry, headquartered in Evansville, Indiana, is committed to its mission of  ‘Always Advancing to Protect What’s Important,’ and proudly partners with its customers to provide them with value-added protective solutions. Berry is a leading global supplier of a broad range of innovative non-woven, flexible, and rigid products used every day within consumer and industrial end markets. Berry, a Fortune 500 company, generated $7.9 billion of sales in fiscal 2018. For additional information, visit Berry’s website.

Forward Looking Statements
Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in Berry’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Berry does not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.
Berry Global Group, Inc.
Media:
Eva Schmitz, 812-306-2424
evaschmitz@berryglobal.com
or
Investors:
Dustin Stilwell, 812-306-2964
dustinstilwell@berryglobal.com